EXHIBIT 11.1

                          The Great Train Store Company
                        Computation of Per Share Earnings

                                          For the Fiscal Year Ended
                                   December 30, 1995     December 28, 1996
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Weighted Average of:


  Common Stock Outstanding            3,145,000              3,663,780

  Common Stock Equivalents                    -                220,016
                                      ---------              ---------
  Shares Outstanding                  3,145,000              3,883,796
                                      =========              =========

Net Income                           $  386,550             $  772,228

Shares Outstanding                    3,145,000              3,883,796
                                      ---------              ---------
Net Loss Per Share                   $     0.12             $     0.20
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